UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2017

CATHAY GENERAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012
     (Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code:      (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2017, Cathay General Bancorp (the “Company”) held its Annual Meeting of Stockholders at which the stockholders voted upon (i) the election of four Class III directors to serve until the 2020 annual meeting of stockholders and their successors have been elected and qualified, (ii) an advisory (non-binding) resolution to approve the Company’s executive compensation, and (iii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.

The stockholders elected all four Class III director nominees, approved the advisory (non-binding) resolution to approve the Company’s executive compensation, and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year. The number of votes cast for and against, as well as the number of abstentions and broker non-votes as to each such matter voted upon, as applicable, are set forth below.

Election of Four Class III Directors

Name	For	Against	Abstain	Broker Non-Votes
Nelson Chung	60,401,896	92,064	37,302	10,754,888
Felix S. Fernandez	60,210,169	100,685	220,408	10,754,888
Ting Y. Liu	60,178,424	306,518	46,320	10,754,888
Richard Sun	60,408,003	75,922	47,337	10,754,888

Advisory (Non-Binding) Vote to Approve Our Executive Compensation

For	Against	Abstain	Broker Non-Votes
59,077,602	1,257,401	196,259	10,754,888

Proposal to Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the 2017 Fiscal Year

For	Against	Abstain	Broker Non-Votes
70,768,226	457,700	60,224	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2017
CATHAY GENERAL BANCORP

	By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief Financial Officer